CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement of Empire Banc Corporation on Form S-8 for the Empire National Bank Savings, Investment and Retirement Plan, of our report dated January 23, 1997 on the consolidated financial statements of Empire Banc Corporation, as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, which report is included in the 1996 Annual Report on Form 10-K of Empire Banc Corporation.


                                   /s/ Crowe, Chizek and Company LLP
                                   _____________________________________
                                   CROWE, CHIZEK AND COMPANY LLP

Grand Rapids, Michigan
September 18, 1997